SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2004

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-15943	06-1397316
(Commission File Number)	(IRS Employer Identification No.)

251 Ballardvale Street
Wilmington, Massachusetts	01887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 658-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

     See Item 2.03.

Item 2.01.   Completion of Acquisition or Disposition of Assets

     On October 20, 2004, Charles River Laboratories International, Inc. (“Charles River”) announced that on that date Charles River and Inveresk Research Group, Inc. (“Inveresk)” had received all required shareholder approvals and had completed the mergers contemplated by the Agreement and Plan of Merger, dated as of June 30, 2004, by and among Charles River, Inveresk, Indigo Merger I Corp. (“Merger Sub I”) and Indigo Merger II LLC (the successor to Indigo Merger II Corp. “Merger Sub II”), as amended by Amendment No. 1, dated as of September 15, 2004 (as so amended, the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub I merged with and into Inveresk, with Inveresk continuing as the surviving corporation (the “Initial Surviving Corporation”), and immediately thereafter the Initial Surviving Corporation merged with and into Merger Sub II, with Merger Sub II continuing as the surviving company (the “Surviving Company”). The Surviving Company has been renamed Inveresk Research Group, LLC and will continue to conduct the business of Inveresk as a wholly owned subsidiary of Charles River.

     Pursuant to the Merger Agreement, each shareholder of Inveresk received a combination of 0.48 of a share of Charles River common stock and $15.15 in cash, without interest, for each share of Inveresk common stock held. Inveresk shareholders will receive cash in lieu of fractional shares of Charles River common stock based on the closing sale price of Charles River common stock on October 21, 2004. Charles River expects to pay approximately $582.4 million in cash and to issue approximately 18,452,000 shares of Charles River common stock in the transaction.

     There are no material relationships between Inveresk's shareholders and Charles River or any of its affiliates, or any director or officer of Charles River, or any associate of any such director or officer, in each case other than in respect of the transactions contemplated by the Merger Agreement.

     Charles River funded the cash portion of the merger consideration through $161.2 million of available cash and $421.2 million of borrowings under the Credit Agreement (as defined below, under Item 2.03) . JPMorgan Chase Bank, and certain other lender parties to the Credit Agreement, or their affiliates, were lenders under Charles River's 2003 revolving credit facility. An affiliate of Credit Suisse First Boston, Cayman Islands Branch, which is a lender under the Credit Agreement, acted as financial advisor to Charles River in connection with the Inveresk transaction. There are no other material relationships between any of the lenders under the Credit Agreement and Charles River or any of its affiliates.

     The press release announcing the completion of the transaction is attached hereto as Exhibit 99.1 and incorporated into this Item 2.01 by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     On October 15, 2004, Charles River entered into a Credit Agreement (the "Credit Agreement") with certain financial institutions and JPMorgan Chase Bank, as administrative agent. The obligations of Charles River under the Credit Agreement are guaranteed by Charles River's material domestic subsidiaries and are secured by substantially all of the assets of Charles River and the guarantors, including a pledge of the capital stock of the guarantors and 65% of the capital stock of certain first-tier foreign subsidiaries, and mortgages on certain real property.

     The Credit Agreement provides for a $400 million term loan facility and a $150 million revolving facility, which includes both a letter of credit and a swingline subfacility. The term loan facility matures in 20 equal quarterly installments, with the first installment payable December 31, 2004 and the last installment due September 30, 2009. The revolver facility matures on October 20, 2009, and requires no scheduled prepayment before that date.

     On October 20, 2004, Charles River borrowed $400 million under the term loan facility and $104.8 under the revolving facility, including $4.8 million in the form of letters of credit . Charles River used the proceeds of the term loans and the revolving borrowings for the purpose of (i) funding approximately $421.2 million of the cash merger consideration payable to holders of Inveresk common stock pursuant to the Merger Agreement, (ii) repaying in full the approximately $78.8 million balance outstanding under, and terminating, the existing credit facility of Inveresk and (iii) refinancing in full Charles River's existing 2003 revolving credit facility.

     The interest rates applicable to term loans and revolving loans under the Credit Agreement are, at Charles River's option, equal to either the base rate (which is the higher of the prime rate or the federal funds rate plus 1/2%) or the adjusted LIBOR rate, in each case plus an interest rate margin based upon Charles River's leverage ratio. If the leverage ratio is greater than or equal to 2.50 to 1, then the margin for LIBOR-based loans is 1.75%; if the leverage ratio is greater than or equal to 1.75 to 1 but less than 2.50 to 1, then the margin for LIBOR-based loans is 1.5%; if the ratio is greater than or equal to 1.00 to 1 but less than 1.75 to 1, then the margin for LIBOR-based loans is 1.375%; and if the ratio is less than 1.0 to 1, the margin for LIBOR-based loans is 1.25% .

     In addition to the scheduled repayments, Charles River is required to prepay the term loans with the following amounts:

  a percentage of annual excess domestic cash flow;

  100% of the net cash proceeds from certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions;
  100% of any net cash proceeds in connection with permitted receivables financings; and

  50% of the net cash proceeds from certain incurrences of debt and specified issuances of equity securities, unless the leverage ratio is 2:1 or less.

     The Credit Agreement requires that Charles River comply with a fixed charge coverage ratio test and a leverage ratio test. In addition, the Credit Agreement includes negative covenants that will, subject to significant exceptions, limit the ability of Charles River and its subsidiaries to incur, assume or permit to exist additional indebtedness or guarantees;

  incur liens;

  make investments and loans;

  engage in mergers, acquisitions and asset sales;

  enter into agreements limiting subsidiary distributions;

  engage in certain transactions with affiliates, and

  alter the business that they conduct.

     The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default.

      The Credit Facility is attached hereto as Exhibit 10.1 and incorporated into this Item 2.03 by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Pursuant to the terms of the Merger Agreement, on October 20, 2004, Dr. Walter S. Nimmo, S. Louise McCrary and Dr. John Urquhart were each appointed to the Charles River board of directors. The committee assignments of these new directors will be addressed at a future meeting of the Charles River board of directors.

Item 9.01 Financial Statements and Exhibits

     (a) Financial statements of business acquired.

     The required financial statements of Inveresk as of and for the fiscal years ended December 31, 2003 and December 31, 2002 and as of and for the six months ended June 30, 2004 are attached hereto as Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated in their entirety herein by reference.

     (b) Pro forma financial information.

     The pro forma financial information required by this Item is incorporated herein by reference to pages 104 through 112 of the joint proxy statement/prospectus included in Charles River's Amendment No. 1 to Form S-4 filed September 16, 2004 (No. 333-118257).

     (c) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of October 15, 2004, among Charles River Laboratories International, Inc., the lenders party thereto, JPMorgan Chase Bank, as administrative agent, Credit Suisse First Boston, Cayman Islands Branch, as syndication agent, and Fleet National Bank, Citizens Bank of Massachusetts and Wachovia Bank, National Association, as co-documentation agents

23.1	Consent of Deloitte & Touche LLP

99.1	Press release dated October 20, 2004.

99.2	Audited consolidated financial statements of Inveresk as of and for the fiscal years ended December 31, 2003 and December 31, 2002.

99.3	Unaudited consolidated financial statements of Inveresk as of and for the six months ended June 30, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2004

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

By:	/s/ Dennis R. Shaughnessy

	Name:	Dennis R. Shaughnessy
	Title:	Senior Vice President, Corporate Development, General Counsel and Secretary

Exhibit Number	Description

10.1	Credit Agreement, dated as of October 15, 2004, among Charles River Laboratories International, Inc., the lenders party thereto, JPMorgan Chase Bank, as administrative agent, Credit Suisse First Boston, Cayman Islands Branch, as syndication agent, and Fleet National Bank, Citizens Bank of Massachusetts and Wachovia Bank, National Association, as co-documentation agents

23.1	Consent of Deloitte & Touche LLP

99.1	Press release dated October 20, 2004.

99.2	Audited consolidated financial statements of Inveresk as of and for the fiscal years ended December 31, 2003 and December 31, 2002.

99.3	Unaudited consolidated financial statements of Inveresk as of and for the six months ended June 30, 2004.